EXHIBIT 6(b)

                  UNDERWRITING AGREEMENT BETWEEN
                      STEIN ROE ADVISOR TRUST
               AND COLONIAL INVESTMENT SERVICES, INC.

     THIS UNDERWRITING AGREEMENT ("Agreement"), made as of the ___ day of August, 1997 by and between Stein Roe Advisor Trust, a business trust organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the "Fund"), and Colonial Investment Services, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter call the "Distributor").

     WITNESSETH:

     WHEREAS, the Fund is engaged in business as an open-end management investment company registered under the Investment
Company Act of 1940, as amended ("ICA-40"); and

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("SEA-34") and the laws of each state (including the District of Columbia and Puerto Rico) in which it engages in business to the extent such law requires, and is a member of the National Association of Securities Dealers ("NASD") (such registrations and membership are referred to collectively as the "Registrations"); and

     WHEREAS, the Fund desires the Distributor to act as the distributor in the public offering of its shares of beneficial interest (hereinafter called "Shares");

     WHEREAS, the Fund shall pay all charges of its transfer, shareholder recordkeeping, dividend disbursing and redemption agents, if any; all expenses of notices, proxy solicitation material and reports to shareholders; all expenses of preparation of annual or more frequent revisions of the Fund's Prospectus and Statement of Additional Information and of supplying copies thereof to shareholders; all expenses of registering and maintaining the registration of the Fund under ICA-40 and of the Fund's Shares under the Securities Act of 1933, as amended ("SA-33"); all expenses of qualifying and maintaining qualification of such Fund and of the Fund's Shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of the Fund under all laws applicable to the Fund or its business activities;

     WHEREAS, Stein Roe & Farnham Incorporated, investment adviser to the Funds, or its affiliates, may pay expenses incurred in the sale and promotion of the Fund except as provided in the Fund's
12b-1 plan;

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. Appointment. The Fund appoints Distributor to act as principal underwriter (as such term is defined in Sections
2(a)(29) of ICA-40) of its Shares for each series of the Fund set forth on Schedule A hereto.

     2. Delivery of Fund Documents. The Fund has furnished Distributor with properly certified or authenticated copies of each of the following in effect on the date hereof and shall furnish Distributor from time to time properly certified or authenticated copies of all amendments or supplements thereto:

     (a)  Agreement and Declaration of Trust;

     (b)  By-Laws;

     (c)  Resolutions of the Board of Trustees of the Fund
(hereinafter referred to as the "Board") selecting Distributor as distributor and approving this form of agreement and authorizing its execution.

     The Fund shall furnish Distributor promptly with copies of any registration statements filed by it with the Securities and Exchange Commission ("SEC") under SA-33 or ICA-40, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

     The Fund also shall furnish Distributor such other certificates or documents which Distributor may from time to time, in its discretion, reasonably deem necessary or appropriate in the proper performance of its duties.

     3.  Distribution of Shares.

     (a) Subject to the provisions of Paragraphs 4, 5 and 7 hereof, and to such minimum purchase and other requirements as may from time to time be indicated in the Fund's Prospectus, Distributor, acting as principal for its own account and not as agent for the Fund, shall have the right to purchase shares from the Fund. Distributor shall sell shares only in accordance with the Fund's Prospectus, on a "best efforts" basis. Distributor shall purchase shares from the Fund at a price equal to the net asset value, shall sell shares at the public offering price as defined in Paragraph 6, and shall retain all sales charges.

     (b) The Fund shall pay all expenses associated with the preparation of annual or more frequent revisions to the Fund's Prospectus and Statement of Additional Information ("SAI") and of printing and supplying the currently effective Prospectus and SAI to shareholders. The Distributor (or its affiliates) shall pay the costs of printing and supplying all copies of the Prospectus and SAI that it may reasonably request for use in connection with the distribution of Shares.

     3.A. Selling Agreements. Distributor is authorized, as agent on behalf of each Fund, to enter into agreements with other broker-dealers providing for the solicitation of unconditional orders for purchases of Fund's Shares authorized for issuance and registered under SA-33. All such agreements shall be either in the form of agreement attached hereto or in such other form as may be approved by the officers of the Fund ("Selling Agreement").

     4. Solicitation of Orders to Purchase Shares by Fund. The rights granted to the Distributor shall be non-exclusive in that the Fund reserves the right to solicit purchases from, and sell its Shares to, investors. Further, the Fund reserves the right to issue Shares in connection with the merger or consolidation of any other investment company, trust or personal holding company with the Fund, or the Fund's acquisition, by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity. Any right granted to Distributor to solicit purchases of Shares will not apply to Shares that may be offered by the Fund to shareholders by virtue of their being shareholders of the Fund.

     5. Shares Covered by this Agreement. This Agreement relates to the solicitation of orders to purchase Shares that are duly authorized and registered and available for sale by the Fund, including redeemed or repurchased Shares if and to the extent that they may be legally sold and if, but only if, the Fund authorizes the Distributor to sell them.

     6. Public Offering Price. The public offering price for the Fund's Shares will be the net asset value per share next determined by the Fund after the Distributor receives the order. The net asset value per share shall be determined in the manner provided in the Fund's Agreement and Declaration of Trust as now in effect or as they may be amended, and as reflected in the Fund's then current Prospectus and Statement of Additional Information.

     7. Suspension of Sales. If and whenever the determination of the Fund's net asset value is suspended and until such suspension is terminated, the Distributor shall not accept order for Shares except such unconditional orders placed and accepted before the suspension. In addition, the Fund reserves the right to suspend sales of Shares if, in the judgement of the Board of the Fund, it is in the best interest of the Fund to do so, such suspension to continue for such period as may be determined by the Board of the Fund; and in that event, (i) at the direction of the Fund, Distributor shall suspend receipt and acceptance of orders to purchase Shares of the Fund until otherwise instructed by the Fund and (ii) the Distributor shall not accept orders to purchase Shares while such suspension remains in effect unless otherwise directed by the Board.

     8. Authorized Representations. No Fund is authorized by the Distributor to give on behalf of the Distributor any information or to make any representations other than the information and representations contained in the Fund's registration statement filed with the SEC under SA-33 and/or ICA-40 as it may be amended from time to time.

     9. Registration of Additional Shares. The Fund hereby agrees to register an indefinite number of Shares pursuant to Rule 24f-2 under ICA-40, as amended. The Fund will, in cooperation with the Distributor, take such action as may be necessary from time to time to qualify the Shares (so registered or otherwise qualified for sale under SA-33), in any state mutually agreeable to the Distributor and the Fund, and to maintain such qualification; provided, however, that nothing herein shall be deemed to prevent the Fund from registering its shares without approval of the Distributor in any state it deems appropriate.

     10. Conformity With Law. Distributor agrees that in soliciting orders to purchase Shares it shall duly conform in all respects with applicable federal and state laws and the rules and regulations of the NASD. Distributor will use its best efforts to maintain its Registrations in good standing during the term of this Agreement and will promptly notify the Fund and Stein Roe & Farnham Incorporated in the event of the suspension or termination of any of the Registrations.

     11. Independent Contractor. Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Fund in the performance of Distributor's duties hereunder. Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents and employees and agrees to pay all employee taxes thereunder.

     12. Indemnification. Distributor agrees to indemnify and hold harmless the Fund and each of the members of its Board and its officers, employees and representatives and each person, if any, who controls the Fund within the meaning of Section 15 of SA-33 against any and all losses, liabilities, damages, claims and expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Fund or such of the members of its Board and of its officers, employees, representatives, or controlling person or persons may become subject under SA-33, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares of the Fund by any person which (i) may be based upon any wrongful act by Distributor or any of Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, Statement of Additional Information, shareholder report or other information covering Shares of the Fund filed or made public by the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by Distributor in writing. In no case (i) is Distributor's indemnity in favor of the Fund, or any person indemnified, to be deemed to protect the Fund or such indemnified person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its or his duties or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement or (ii) is Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified Distributor in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent). However, failure to notify Distributor of any such claim shall not relieve Distributor from any liability which Distributor may have to the Fund or any person against whom such action is brought otherwise than on account of Distributor's indemnity agreement contained in this Paragraph.

     Distributor shall be entitled to participate, at its own expense, in the defense, or, if Distributor so elects, to assume the defense of any suit brought to enforce any such claim but, if Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by Distributor and satisfactory to the persons indemnified who are defendants in the suit. In the event that Distributor elects to assume the defense of any such suit and retain such legal counsel, persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If Distributor does not elect to assume the defense of any such suit, Distributor will reimburse persons indemnified who are defendants in such suit for the reasonable fees of any legal counsel retained by them in such litigation.

     The Fund agrees to indemnify and hold harmless Distributor and each of its directors, officers, employees, and representatives and each person, if any, who controls Distributor within the meaning of Section 15 of SA-33 against any and all losses, liabilities, damages, claims or expenses (including the damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which Distributor or such of its directors, officers, employees, representatives or controlling person or persons may become subject under SA-33, under any other statute, at common law, or otherwise arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Fund or any of the members of the Fund's Board, or the Fund's officers, employees or representatives other than Distributor, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, Statement of Additional Information, shareholder report or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished by Distributor to the Fund. In no case (i) is the Fund's indemnity in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which Distributor or such indemnified person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its or his duties or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against Distributor or any person indemnified unless Distributor, or such person, as the case may be, shall have notified the Fund in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon Distributor or upon such person (or after Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify a Fund of any such claim shall not relieve the Fund from any liability which the Fund may have to Distributor or any person against whom such action is brought otherwise than on account of the Fund's indemnity agreement contained in this Paragraph.

     The Fund shall be entitled to participate, at its own expense, in the defense or, if the Fund so elects, to assume the defense of any suit brought to enforce such claim but, if the Fund elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Fund and satisfactory to the persons indemnified who are defendants in the suit. In the event that the Fund elects to assume the defense of any such suit and retain such legal counsel, the persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Fund does not elect to assume the defense of any such suit, the Fund will reimburse the persons indemnified who are defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them in such litigation.

     13. Duration and Termination of this Agreement. With respect to the Fund and the Distributor, this Agreement shall become effective upon its execution ("Effective Date") and unless terminated as provided herein, shall remain in effect through June 30, 1998, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by a vote of majority of the members of the Board of the Fund who are not interested persons of the Distributor or of the Fund, voting in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of either the Board of the Fund or a majority of the outstanding shares of the Fund. This Agreement may be terminated by and between an individual Fund and Distributor at any time, without the payment of any penalty (a) on 60 days' written notice, by the Board of the Fund or by a vote of a majority of the outstanding Shares of the Fund, or by Distributor, or (b) immediately, on written notice by the Board of the Fund, in the event of termination or suspension of any of the Registrations. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this Paragraph 13, the definitions contained in Section 2(a) of ICA-40 (particularly the definitions of "interested person", "assignment", and "majority of the outstanding shares") shall be applied.

     14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by each party against which enforcement of the change, waiver, discharge, or termination is sought. If the Fund should at any time deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or any other governmental authority or to obtain any advantage under state or Federal tax laws and notifies Distributor of the form of such amendment, and the reasons therefor, and if Distributor should decline to assent to such amendment, the Fund may terminate this Agreement forthwith. If Distributor should at any time request that a change be made in the Fund's Agreement and Declaration of Trust or By-Laws or in its methods of doing business, in order to comply with any requirements of Federal law or regulations of the SEC, or of a national securities association of which Distributor is or may be a member, relating to the sale of Shares, and the Fund should not make such necessary changes within a reasonable time, Distributor may terminate this Agreement forthwith.

     15. Liability. It is understood and expressly stipulated that neither the shareholders of the Fund nor the members of the Board of the Fund shall be personally liable hereunder. The obligations of the Fund are not personally binding upon, nor shall resort to the private property of, any of the members of the Board of the Fund, nor of the shareholders, officers, employees or agents of the Fund, but only the Fund's property shall be bound.

     16. Miscellaneous. The captions in this Agreement are included for convenience or reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Notice. Any notice required or permitted to be given by a party to this Agreement or to any other party hereunder shall be deemed sufficient if delivered in person or sent by registered or certified mail, postage prepaid, addressed by the party giving notice to each such other party at the address provided below or to the last address furnished by each such other party to the party giving notice.

If to the Fund:    One South Wacker Drive
                   Chicago, Illinois 60606
                   Attn: Secretary

If to Distributor: One Financial Center
                   Boston, Massachusetts 02111
                   Attn:  Secretary

                         COLONIAL INVESTMENT SERVICES, INC.

                         By:_____________________________
ATTEST:

__________________________

                         STEIN ROE ADVISOR TRUST

                         By:______________________________
                              Timothy K. Armour
                              President
ATTEST:

__________________________
Nicolette D. Parrish
Assistant Secretary

            Schedule A to Underwriting Agreement
          Between the Stein Roe Advisor Trust and
             Colonial Investment Services, Inc.

The series of the Trust covered by this agreement are:


Name of Series                             Effective Date
Stein Roe Advisor Growth & Income Fund     _______, 1997
Stein Roe Advisor International Fund       _______, 1997
Stein Roe Advisor Young Investor Fund      _______, 1997
Stein Roe Advisor Special Venture Fund     _______, 1997
Stein Roe Advisor Balanced Fund            _______, 1997
Stein Roe Advisor Growth Stock Fund        _______, 1997
Stein Roe Advisor Special Fund             _______, 1997


Dated: _______________, 1997